UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 25, 2005

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

500 Oracle Parkway, Redwood City, California	94065

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sale of Equity Securities

The information set forth in Item 5.03 is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation; Bylaws

     Oracle filed a Certificate of Designations with the Secretary of State of Delaware on April 25, 2005 to authorize the issuance of shares of Series B Preferred Stock. Eleven thousand two hundred (11,200) shares of the Series B Preferred Stock were issued on the same day to an indirect wholly-owned subsidiary of Oracle for $2.8 billion in cash as part of an internal corporate restructuring related to the integration of PeopleSoft, Inc. Because these shares are held by an indirect wholly-owned subsidiary, neither the shares nor the cash exchanged for the shares will be reflected on Oracle’s consolidated balance sheet. Oracle does not plan to transfer the shares outside the Oracle consolidated group. This filing is being made because the Certificate of Designations constitutes an amendment of Oracle’s certificate of incorporation.

     The Series B Preferred Stock ranks senior to Oracle’s Common Stock with respect to dividends and upon liquidation, and carries a cumulative dividend of $15,000 per year per share, payable quarterly. Upon liquidation, the Series B Preferred Stock has a preference of $250,000 per share plus accrued and unpaid dividends. After May 1, 2025, Oracle may redeem the Series B Preferred Stock for $250,000 per share plus accrued and unpaid dividends. Because the shares are held by an indirect wholly-owned subsidiary of Oracle, any dividends or redemptions will be within the Oracle consolidated group and will thus not be reflected in Oracle’s consolidated financial statements.

     Although the Series B Preferred Stock by its terms votes with Oracle’s Common Stock with respect to the election of directors, under Delaware law the shares are not entitled to vote because they are held by an indirect wholly-owned subsidiary.

     This description of the terms and conditions of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 10.22 and incorporated by reference.

     The Series B Preferred Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued in a transaction not involving a public offering pursuant to the exemption under Section 4(2) of the Securities Act.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: April 25, 2005	By:	/s/ Daniel Cooperman

Name: Daniel Cooperman
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

10.22   Certificate of Designations, Series B Preferred Stock dated as of April 25, 2005.